                             401 NORTH BROAD STREET
                           PHILADELPHIA, PENNSYLVANIA


THIS AGREEMENT OF LEASE ("Lease") is made this 7/th/ day of March 1997, by (i) BROAD AND NOBLE ASSOCIATES, INC., a Pennsylvania corporation, (hereinafter referred to as "Landlord") and (ii) US WATS, INC., a New York corporation, (hereinafter referred to as "Tenant").

WHEREAS, Landlord is the owner of a building located at 401 North Broad Street, Philadelphia, Pennsylvania, and more particularly described in Exhibit A (the "Building"); and

WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to rent Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

THE PREMISES 1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements hereinafter provided, Suite 940, located on the 9th floor of the Building and approximately 320 square feet of space located at the loading dock level of the Building (such space being hereinafter referred to as the "premises"). The premises are outlined in red on Exhibit A and Exhibit A-1 attached hereto and made a part hereof. The lease of the premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other rights not specifically set forth herein. Landlord shall finish the premises as set forth in Exhibit B attached hereto and made a part hereof. it is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the premises except as set forth in Exhibit B.

TERM 2. The term of this Lease (hereinafter referred to as the "term") shall be for a period commencing on April 15, 1997, or when space has been demised and broom swept by Landlord, (The "Lease Commencement Date") and expiring at midnight on March 31, 2007 (the "Lease Expiration Date"). If, pursuant to the provisions of the Lease, the term of this Lease begins on a date other than the Lease Commencement Date indicated above, then Landlord shall advise Tenant in writing of such dated and thereafter the Lease Commencement Date shall be such specified date. The Lease Expiration Date shall remain unchanged. Tenant is granted the right to terminate this Lease if space is not presented to Tenant by Landlord by May 15, 1997, demised and broom swept.

RENT 3. Tenant shall pay as rent for the premises the following amounts (each of which shall be considered rent and all of which are collectively referred to herein as "rent"):
  (a) BASIC RENT. The sum of sixty-two thousand nineteen and 00/100 Dollars ($62,019.00) annually, payable in equal monthly installments, in advance, of five thousand one hundred sixty-eight and 25/100 Dollars ($5,168.25) each, the first payment to be made upon the signing of this Lease by Tenant, and the second and subsequent monthly payments to be made on the first day of each and every calendar month (beginning with the second month) during the term hereof, If the term of this Lease begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day, payable in advance. Tenant will pay said rent to Landlord, at the office of Landlord or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.
  (b) INCREASES IN REAL ESTATE TAXES. Tenant shall pay to Landlord fifty-three one hundredths of a percent (.53%) (being the approximate and agreed upon proportions which the floor area of the premises bears to the total rentable floor area above grade of the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land on which the Building is situated (the "Land") over the "Base Real Estate Taxes". For purposes hereof, the Base Real Estate Taxes are the annual real estate taxes levied on the later of (i) the calendar year 1997 or (ii) the calendar year of the Lease Commencement Date. At any time or times after the year in which the Base Real Estate Taxes are determined, Landlord may submit to Tenant a statement of Landlord's estimate of any such tax increase over the Base Real Estate Taxes and within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant's aforesaid percentage of such increase in annual real estate taxes. Within ninety
(90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant Landlord shall submit, a statement showing the determination of the total increase and Tenant's proportionate share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall immediately pay the total amount of such deficiency to Landlord. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator, and with 365 as the denominator.

     (c) INCREASE IN OPERATING COSTS. Tenant shall pay to Landlord fifty-three one hundredths of a percent (.53%) (being the approximate and agreed upon proportion which the floor area of the premises bears to the total rentable office floor area above grade of the Building) of the increase during the term of this Lease in Annual Operating Charges (as hereinafter defined) over the Base Operating Charges (as hereinafter defined). The Annual Operating Charges are hereby defined as the sum of the following costs and expenses: (i) gas, electricity, water, sewer and other utility charges (including surcharges) of whatever nature, (ii) insurance, (iii) building personnel costs, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other building personnel, (iv) costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, window, janitorial and general cleaning, security services, and management fee, (v) all other maintenance and repair expenses and supplies which are deducted by Landlord in computing it Federal Income tax liability, (vi) any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Building, including ground rent, if any, and (vii) the cost of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building. If, after determination of the Base Operating Charges, Landlord installs energy saving devises designed to reduce the level of consumption of one or more utility services provided in the Building, then for purposes of subsection (i) of this Paragraph 3(c), the charges for each such affected utility service shall be the lesser of either the actual cost of such utility service plus the amortized cost of purchasing and installing the energy saving device (as used by Landlord for federal income tax purposes), or the present cost of providing the same level of such utility service as was consumed in the twelve (12) month period immediately preceding the installation of the energy saving device(s) (level of service multiplied by present rate charges for such service). In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant's use or occupancy of the premises or Tenant's business at the premises or on Landlord by virtue of Tenant's occupancy of the premises, are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Annual Operating Charges and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord. Annual Operating Charges shall not include (i) principal encumbrances, (ii) leasing commissions payable by Landlord, (iii) deductions for depreciation of the Building or (iv) capital improvements which are not deducted by Landlord in computing its Federal Income tax liability. The Base Operating Charges are hereby defined as the Annual Operating Charges for the later to occur of (i) the calendar year in which the Lease Commencement Date occurs or (ii) or calendar year 1997. At any time or times after the year in which the Base Operating Charges are determined, Landlord may submit to Tenant an estimate of the increase of the Annual Operating Charges over the Base Operating Charges and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12th) of the amount determined to be Tenant's aforesaid percentage of the increases in Annual Operating Charges. Within ninety (90) days after the expiration of each calendar year in which Tenant's monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the total increase and Tenant's proportionate share of such increase. If such statement shows that Tenant's monthly payments pursuant to this paragraph exceeded Tenant's share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant's share of Landlord's actual increase exceeded Tenant's monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of said statement, or if payments have been accelerated pursuant to Paragraph 17(b)(iv) below, with ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant's share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator, and with 365 as the denominator.
     (d) INCREASE IN COST OF LIVING. Commencing on the first (1st) day of January in the year after the lease Commencement Date and each and every January 1st thereafter during the term of this Lease the original rent set forth in paragraph (a) hereof shall be increased (to reflect the increase in the cost of living) by multiplying said original rent by one (1) plus one fourth (1/4) of the percentage increase in the CPI (as hereinafter defined) between the CPI for the month in which the Lease Commencement Date occurs and the month in which an adjustment is made; provided that in no event shall the rent for any twelve month period as adjusted herein be less than the rent applicable to the immediately preceding twelve month period. Landlord shall submit to Tenant a statement (no more frequently than once in any 12-month period of the increase in the CPI for the adjustment month over the base month and the monthly rent set forth in paragraph (a) for the succeeding twelve (12) month period shall be adjusted in accordance with said statement. The CPI is herein defined as the Consumer Price Index- U 1967 Base, Philadelphia Area, as published by the Bureau of Labor Statistics of the United States Department of Labor, or if such index is discontinued, its successor, or if no successor is designated, any other index acceptable to Landlord and Tenant.
     (e) DEMAND; TIME. Each of the foregoing amounts of rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the term of this Lease. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of the Landlord's rights hereunder.

USE OF PREMISES   4. Tenant will use and occupy the Premises solely for the
conduct of the following business: installation and operation of switch and other telecommunications equipment, and only in accordance with the uses permitted under applicable zoning and other municipal regulations; without the prior written consent of Landlord, the premises will not be used for any other purpose. Tenant will not use or occupy the premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the City of Philadelphia, and any other public or quasi-public authority having jurisdiction over the Premises. Tenant shall have the right to assign the lease to an assignee, whose intended purpose, is to make use of the premises in accordance with the needs of a telecommunications company.

ASSIGNMENT AND SUBLETTING 5. (a) Landlord's Consent Required. Tenant (or its representatives, successors, or assigns) transfer, mortgage or otherwise encumber this Lease or rent (or permit occupancy or use of) the premises, or any part thereof, without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord.
     (b) Prerequisites to Sublease. Landlord shall not unreasonably withhold its consent hereunder to any sublease by Tenant, provided that all the following conditions are met:
       (i) Tenant must first notify Landlord, in writing, of any proposed sublease, at lease thirty (30) days prior to the effective date of such proposed sublease. Such notice must include a copy of the proposed sublease, and an audited copy of the proposed subtenant's most recent financial statement, prepared by a certified public accountant.
       (ii) The subtenant must have a credit rating satisfactory to Landlord, Landlord's consent shall not be unreasonably withheld.
       (iii) The sublease must be specifically subject and subordinate to this Lease, require that any subtenant must abide by all of the terms of this Lease, and provide that any termination of this Lease shall extinguish the sublease as well.

          (iv) The rent per square foot for any subleased space shall be no less than the rate being charged Tenant for the premises. If the rent per square foot for the subleased space exceeds the rate being charged Tenant for the premises, or Tenant receives any other consideration in addition to the rent for the subleased space, the sublease must provide that one-half of the amount of such excess and/or additional consideration be paid to Landlord each month as additional rent under this Lease due and payable on the first day of each month.

          (v) The subtenant may not change the use of the premises, or propose to conduct its business in a manner which, in Landlord's sole judgment, is not appropriate for a building in Downtown Philadelphia.

          (vi)   DELETED

          (vii) The Tenant may not be in default hereunder, or have committed two events of default during the previous twelve (12) months, whether cured or not.

          (viii) DELETED

          (ix) The premises shall not be subject to any other sublease. No sublease shall cover noncontiguous areas of the premises, nor without Landlord's prior written consent require or allow the premises to be altered or partitioned.

     (c) Option to Reclaim Premises. Landlord shall have the option to reclaim any portion of the premises which Tenant proposes to sublease, by giving written notice to Tenant within sixty (60) days of Landlord's receipt of the notice specified in 5 (b)(i). Upon the exercise of such option, Tenant shall surrender that portion of the premises to be reclaimed, and the rent pursuant to 3(a), 3(b), and 3(c) above shall be reduced proportionately. All other terms and conditions of this Lease shall otherwise remain in force and effect. If the portion of the premises to be sublet is inaccessible from any public hallway in the Building. Landlord may reclaim a comparable area of similar size elsewhere in the premises that is accessible from such hallways, and require Tenant to occupy such inaccessible area; provided that Tenant shall not be required to occupy any area that is not accessible from and contiguous to the remainder of the premises. Landlord may make any alterations, modifications, or improvements to the premises it deems necessary for the reclaiming of any portion of the premises.

     (d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection of acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant (or its representatives, successors, or assigns) from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

MAINTENANCE BY TENANT 6. (a) Obligations of Landlord and Tenant. Landlord shall maintain and repair the public portions of the Building, both exterior and interior. All bulbs, tubes and lighting fixtures for the premises shall be provided and installed by Tenant at Tenant's cost and expense. Tenant will keep the premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted.

      (b) Damage to Premises or Building. All damage or injury to the premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's agents, employees, contractors, invitees or licensees, shall be repaired promptly, at Tenant's sole cost and expense, by either Landlord, or by Tenant subject to Landlord's direction and supervision (and in accordance with 7 hereof), at Landlord's option. If Landlord gives Tenant written notice that it will be required to make such repairs, and Tenant fails within ten days of the giving of such notice to proceed with due diligence to make the required repairs, the same may be made by Landlord. All expenses incurred by Landlord in making repairs or replacements under this 6(b) shall be collectible as additional rent due and payable pursuant to 17(d) below; provided that Tenant shall not be liable hereunder to the extent that Landlord is insured for such hazards and damages under a policy containing a waiver of subrogation clause and is reimbursed by its insurer for its losses.

     (c) Notice of Defective Condition. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the premises. Following such notice Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others, making or failing to make any repairs, alterations, additions, or improvements in or to a portion of the Building or the premises or in or to the fixtures, appurtenances or equipment thereof. In the event that a defective condition arises, the cure of which is the obligation of Landlord and which is under the control of Landlord, which causes Tenant cease its operations Tenant must notify Landlord, in writing of such defective condition. Tenant may terminate this Lease upon thirty (30) days written notice to Landlord if Landlord (i) has not completed; (ii) cannot complete; or (iii) cannot reasonably be expected to complete the making of the required repairs and restorations within three (3) months from the date of the occurrence of such defective condition. In the event a building code violation, which Landlord cannot cure, prevents Tenant from making use of the premises, then Tenant will have the option to terminate the Lease, after giving Landlord thirty (30) days written notice of its intent to terminate.

TENANT ALTERATIONS 7. (a) The original improvement of the premises by Landlord for Tenant shall be in accordance with Exhibit B attached hereto. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise (hereafter the "Alterations"), in or to the premises or the Building, without the prior written consent of Landlord. Landlord may condition its original condition, and may demand that Tenant post an additional security deposit to guarantee such performance. Any Alterations, permitted by Landlord must be done by licensed and bonded contractors or mechanics approved by Landlord (whose approval will not be unreasonably withheld), must conform to all rules and regulations established from time to time by the Underwriters' Association of Philadelphia and conform to all requirements of the Federal and City of Philadelphia governments. Tenant (and its contractors and/or subcontractors), before making any Alteration shall obtain, at its expense, all necessary permits, certificates (including certificates of final approval upon completion) and approvals, and shall deliver duplicates of same to Landlord. Tenant will carry and will cause its contractors and subcontractors to carry, such worker's compensation, liability, personal and property damage insurance as Landlord may require. As an additional condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmens' liens upon the Land and Building of which the premises are a part, for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers who become involved in such work. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the premises, the Building and or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge and such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant and not on behalf of Landlord, and that Tenant shall be deemed to be the "owner" (and not the "agent" of Landlord). It is further understood and agreed by Landlord and Tenant that any such Alterations shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall he deemed to be the "owner" (and not the "agent" of Landlord). It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of any such alterations made by or on behalf of Tenant.
      (b) Indemnification. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of any Alterations. If any Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work, which shall be deemed additional rent due and payable pursuant to Paragraph 17
(d) below. All Alterations in or to the premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the premises as a part thereof at the end of the term hereof without disturbance, molestation or injury; provided, however, that if tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration of the term of this Lease, all furniture, movable furnishings, or movable equipment installed in the premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease the same shall become the property of the Landlord and shall be surrendered with the premises as a part thereof; or at Landlord's option may be removed from the premises by Landlord at Tenant's expense.

SIGNS AND FURNISHINGS   8. (a) Signs. No sign, advertisement or notice shall be
inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and the doors of offices, and then only in such place, number, size, color and style as is approved by Landlord and provided by Landlord at Tenant's cost and expense; if any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices or for financial, insurance and other institutions of like nature, and upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

     (b) Furnishings. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Tenant shall not place a load upon any floor of the premises exceeding either the floor load per square foot area which the floor of the premises was designed to carry, or any maximum floor load allowed by law. Any and all damage or injury to the premises or the Building caused by moving the property of Tenant into, in or out of the premises, or due to the same being on the premises, shall be repaired at the sole cost and expense of Tenant, by either Landlord, or by Tenant under Landlord's direction and supervision (and in accordance with Paragraph 7 hereof), at Landlord's option. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the Building. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant's furniture, equipment or other material there delivered or deposited.

TENANT'S EQUIPMENT 9. DELETED. SEE PARAGRAPH 23 OF RIDER WHICH IS ANNEXED HERETO AND MADE A PART HEREOF.

ACCESS TO PREMISES 10. Subject to the limiting provisions of the Rider, Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Premises at any time during an emergency, and at other reasonable times, to examine the Premises and to make such repairs, replacements and improvements to the Premises or any portions of the Building as Landlord may deem necessary and reasonably desirable or to perform any work or effect any repairs which Tenant is obligated to perform under this lease upon Tenant's failure to so perform, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the Premises, take all necessary materials and equipment into the premises without the same constituting an eviction. Tenant shall not be entitled to any abatement of rent while such work is in progress, or to any damages by reason of loss or interruption of business or otherwise. Through the term hereof Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the Premises to prospective purchasers or mortgagees of the Building, and during the last six months of the term for the purpose of showing the premises to prospective tenants. During the last six months of the term, Landlord may place upon the Building or adjacent land the usual "To Let" and "For Sale" notices, which Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible, by master key or by other means, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable therefor, nor shall the obligations of Tenant hereunder be affected. If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the walls or any other part of the Building from injury or damage, and to support same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rents

INSURANCE 11. (a) Insurance Rating. Tenant will not conduct or permit to be conducted, any activity, or place any equipment in or about the premises or the Building, which will, in any way, increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result hereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered additional rent due and payable pursuant to Paragraph 17 (d) below.

     (b) Liability Insurance. Tenant shall carry public liability insurance in a company or companies licensed to do business in the City of Philadelphia and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit (C), shall name Landlord as an additional insured, as its interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of fifteen (15) days after notice of such proposed cancellation to Landlord.

SERVICES AND UTILITIES 12. It is agreed that the Landlord will furnish reasonably adequate heat and water. The Landlord will also provide elevator service by means of automatically-operated elevators, provided, however, that the Landlord shall have the right to remove elevators from service as the same shall be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The normal hours of operation of the Building are 8:00 a.m. to 6:00 p.m. Monday through Friday (except legal holidays). There are no normal hours of operation of the Building on Saturdays or Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are requested by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. Landlord will make best efforts to provide freight service to Tenant, after hours, with advance notice to Landlord by Tenant and at the expense of Tenant. Tenant will have access to the Building and use of the electrical power 24 hours per day, 7 days per week. One automatically operated elevator shall be subject to call at all times. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delays, suspensions or reduction in furnishing, any of the utilities or services required to be performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord's conformance to governmental legislation, regulation, or judicial or administrative orders, or from any other cause whatsoever.

LIABILITY OF LANDLORD 13. (a) No Liability. Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members, or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the premises or the Building, the interruption in the use of the premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of the Building, or from any other cause whatsoever. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Any goods, property or personal effects, stored or placed by the Tenant in or about the premises or Building, shall be at the risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and/or furnishings or any fixtures, equipment, improvements, or appurtenances removable by Tenant. It is expressly agreed that Tenant shall look to its business interruption and properly damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, and that said policies must contain waiver of subrogation clauses. Should Tenant obtain a judgment against Landlord for any reason whatsoever, Tenant agrees there shall be no recovery against Landlord in excess of Landlord's specific partnership assets. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building by Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord.

     (b) Indemnity. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney's fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from the use and occupancy of the premises by Tenant or Tenant's employees, agents, contractors, invitees, licensees, customers, clients, family members, or guests, or in any other manner which relates to the business of Tenant; provided that Tenant shall not be liable under this provision to the extent that Landlord is insured for such hazards and damages under a policy which contains a waiver of subrogation clause, and is reimbursed by its insurer for its costs, damages, claims, liabilities or expenses. Tenant's liability under this lease extends to the acts and omission's of any subtenant and any employee, agent, contractor, invitee, licensee, customer, client, family member or guest of any subtenant. Any such cost, damage, claim, liability or expense incurred by Landlord, for which Tenant is obligated to reimburse Landlord,, shall be deemed additional rent due and payable pursuant to Paragraph 17 (d) below.

     (c) Defense of any Action. In case any action or proceeding is brought against Landlord by reason of any claim under this Paragraph 13, Tenant, upon written notice from Landlord, will at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, whose approval will not be unreasonably withheld; or at Landlord's option, Landlord may retain its own counsel, and Tenant shall reimburse Landlord for its attorney's fees, which shall be deemed additional rent due and payable pursuant to Paragraph 17
(d) below.

RULES AND REGULATIONS 14. Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building; provided, however, that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable by Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the rules and regulations set forth in Exhibit C, this Lease shall govern.

DAMAGE/CONDEMNATION 15. (a) Damage to the Premises. If the Premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, its employees, agents, licensees, customers, clients, family members or guests, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that if the premises or Building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord, upon written notice to Tenant, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the premises, Tenant shall be required to pay rent (as set forth in Paragraph 3) covering only that part of the premises that Tenant is able to occupy and the rent for such space shall be that portion of the total rent which the amount of square foot area remaining that can be occupied by Tenant hears to the total date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the rent shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired term of the Lease or for loss of profits or moving expenses or for any other claim or cause of action. For purposes of this Paragraph 15, a substantial part of the premises shall be considered to have been taken if more than fifty percent (50%) of the premises is unusable by Tenant as a direct result of such taking.

BANKRUPTCY 16. (a) Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease.
       (i) Tenant's becoming insolvent, as that term is defined in Title II of the United States Code, entitled Bankruptcy II U.S.C. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency laws").
       (ii) the appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;
       (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;
       (iv) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or
       (v) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.
   (b)  Landlord's Remedies
       (i) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this Paragraph 16 (b)(i) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustees in bankruptcy is unable to comply with the provisions of Paragraphs 16(v) and 16(vi) below. Otherwise this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this Paragraph 16(b)(i). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later and any other monetary damages or loss of reserved rent sustained by Landlord.
       (ii) Suit for Possession. Upon termination of this Lease pursuant to Paragraph 16(b)(i), Landlord may proceed to recover possession under and by virtue of the Laws of the State of Pennsylvania, the City of Philadelphia, or by such other proceedings, including re-entry and possession, as may be applicable.
       (iii) Reletting of Premises. Upon termination of this Lease pursuant to Paragraph 16(b)(i), Landlord will make best efforts to relet the premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses, or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises the same rentable condition as at inception of Lease. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

     (iv) Monetary Damages. Any damage or loss or rent sustained by Landlord as a result of an Event of Bankruptcy may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this Paragraph 16(b)(iv) may be limited by the limitations of damage provisions of the Bankruptcy Code.
     (v) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease Pursuant to this Paragraph 16 shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease unless the Trustee (A) promptly cures all defaults under this Lease, (B) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (C) provides adequate assurance of future performance.
     (vi) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Paragraph 16(b)(v) above, shall mean that all of the following minimum criteria must be met: (A) the Trustee must pay to Landlord at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next payment of rent due under this Lease, or the next three
(3) months rent due under this Lease, whichever is greater, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payments of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant); (B) The Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to Paragraph 16(b)(vi)(A) above, the amount necessary to restore such escrow account to the original level required by said provision; (C) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant) in advance of the performance or provision of such services; (D) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidation sales, auctions, or other non- first class business operations shall be conducted on the premises;
(E) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged; (F) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building.
     (vii) Failure to Provide Adequate Assurance. In the event Tenant is unable to (A) cure its defaults, (B) reimburse Landlord for its monetary damages, (C) pay the rent due under this Lease, or any other payments required of Tenant under this Lease, on time (or within five (5) days of the due date), or (D) meet the criteria and obligations imposed by Paragraph 16(b)(vi) above, then Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with Paragraph 16(b)(vi) above. Tenant shall be in default, and/or subject to penalties only after the cure period, as set forth herein, has lapsed.

DEFAULT OF TENANT 17. (a) Events of Default. The following shall be events of Default under this Lease;
               (i) Tenant's failure to pay any monthly (or annual) installment of rent (as required by Paragraph 3 or Paragraph 17(b)(iv) hereof) within ten
(10) days from receipt of notice that the same has not been received;
     (ii) Tenant's failure to timely make any other payment required under this Lease, if such failure continues for a period of ten (10) days after Landlord's written notice thereof to Tenant; provided that no such notice shall be required if Landlord has sent Tenant a similar notice within one hundred eighty (180) days of such failure; or
     (iii) Tenant's violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continued for a period of fifteen (15) days after Landlord's written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received a similar notice within one hundred eighty (180) days of such violation or failure.
  (b) Landlord's Remedies. Should an Event or Default occur under this Lease, Landlord may pursue any or all the following remedies:

         (i) Termination of Lease. Landlord may terminate this Lease, by giving written notice to Tenant. This Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises, upon the giving of notice pursuant to this Paragraph 17(b)(i). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

         (ii) Suit of Possession. Upon termination of this Lease pursuant to Paragraph 17(b)(i), Landlord may proceed to recover possession under and by virtue of the provisions of the State of Pennsylvania, the City of Philadelphia, or by such other proceedings, including re-entry and possession, as may be applicable.

         (iii) Reletting of Premises. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease without having paid the rent for the remainder of such term, Landlord will make best efforts to relet the premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees, and expenses of placing the premises in first class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in anyway whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and on no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

         (iv) Acceleration of Payments. If Tenant shall fail to pay the monthly installment of rent, pursuant to the terms of Paragraph 3 of this Lease, together with any additional rent due under this Lease, within twenty (20) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of four (4) consecutive months, then Landlord may, by giving written notice to Tenant: (A) declare 1/2 of the remaining rent reserved under this Lease to be due and payable within ten (10) days of such notice, with the balance due and payable within ten (10) days of the start of the second half of the remaining term; or (B) declare the rent reserved under this Lease for the next six (6) months (or at Landlord's option for a lesser portion of such period) to be due and payable within ten (10) days of such notice); or (C) require an additional security deposit to be paid to Landlord within ten (10) days of such notice, in an amount not to exceed six (6) months rent; or (D) discontinue any or all services provided b Landlord to Tenant at Landlord's expense (whether or not such costs are passed through to Tenant pursuant to Paragraph 3) until such time as the rent due hereunder has been paid at least three (3) months in advance; or (E) remove any signs or advertising for or on behalf of Tenant at the entrance of the premises or elsewhere in the Building until such time as the rent due hereunder has been paid at least three
(3) months in advance. Landlord may invoke any or all of the options provided for herein at any time an Event of Default remains uncured. In the event Landlord gives notice pursuant to this Paragraph 17(b)(iv) and Tenant fails to comply therewith, Landlord may terminate this Lease as provided elsewhere in this Paragraph 17(B).

         (v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach.

         (vi) Anticipatory Breach; Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof,

Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause.

(c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent here in stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in the Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease. SEE RIDER --- ATTORNEY'S FEES. (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the "prime rate" then in effect at Citibank, N.A. in New York City, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of a statement or bill therefor, or if payments have been accelerated pursuant to Paragraph 17(b)(iv) above, within ten (10) days after rendition of such statement or bill; provided that the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

     (e) Late Payment. If Tenant fails to pay any installment of rent (in accordance with Paragraph 3, and together with any additional rent due therewith) on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the "prime rate" then in effect at Citibank, N.A. in New York City from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due. (f) DELETED

SUBORDINATION ATTORNMENT 18. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases on the real property of which the demised premises are a part and all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall execute promptly any certificate that Landlord may request. If, in connection with the obtaining, continuing or renewing of financing for which the real property of which the demised premises are a part represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a or by reason of a conveyance of such real property, or if the holder of any superior mortgage shall obtain a new lease in lieu of any terminated underlying lease by foreclosure or otherwise, or shall become a mortgagee in possession of such real property, upon the occurrence of any such event Tenant agrees, at the election and upon demands of any such owner of the real property, or of any such holder of any superior mortgage (including a leasehold mortgage) in possession of such real property, or of any such lessee under any other underlying lease, covering premises which include the demised premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of the lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the demised premises. The foregoing provisions of this Article shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Article, satisfactory to any such owner, holder or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee.

POSSESSION/HOLDING OVER 19. (a) Possession. It is understood and agreed that in the event Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. In such event the Lease Commencement Date shall be extended until such date that Landlord can deliver possession of the premises to Tenant, as set forth in Paragraph 2. Any such extensions shall be subject to the terms and conditions set forth in Exhibit B hereof. No extensions of the Lease Commencement Date hereunder shall be construed to extend the term of this Lease unless Landlord expressly agrees in writing and gives Tenant notice of a new Lease Expiration Date. Rent payable under this Lease shall be abated (provided that Tenant is not responsible for the inability to obtain possession) until the new Lease Commencement Date as stated in Landlord's notice.
   (b) Holding Over. In the event that Tenant shall not immediately surrender the premises on the date of expiration of the term hereof, Tenant shall, by virtue of the provisions hereof, become a tenant by the month at One Hundred Fifty percent (150%) of the monthly rent, including all additional rent, in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration of the term of this Lease. Tenant, as a monthly tenant, shall by subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the premises, and Tenant shall be entitled to thirty (30) days written notice to quit the premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Paragraph 19, in the event that Tenant shall hold over after the expiration of the term of this Lease, and if Landlord shall desire to regain possession of the premises promptly at the expiration of the term of this Lease, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the premises without process, or by any legal process in force in the City of Philadelphia. If, at the expiration of this Lease, Tenant does surrender the premises but does leave any property in the premises, Landlord will make best efforts to notify Tenant. Tenant will then have thirty (30) days to remove the property, during which time Tenant will remain liable for any and all rental payments for the premises.

SECURITY DEPOSIT 20. Simultaneously with the execution of the Lease, Tenant shall deposit with the Landlord the sum of five thousand one hundred sixty-eight and 25/100 Dollars ($5,168.25), as a security deposit. Such security deposit (which shall bear interest to Tenant unless required to do so by any provision of law) shall be considered as security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under the Lease. Upon the expiration of the term hereof (or any renewal or extension thereof in accordance with this Lease), Landlord shall (provided that Tenant is not in default under the terms hereof) return and pay back such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to make good any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions or agreements. In the event of any default by Tenant hereunder during the term of this Lease, Landlord shall have the right, but shall not be obligated, to apply all the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgagee.
   (e) Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the premises, and/or any claim of injury or damage.
   (f) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if hand delivered (with receipt therefor), or if delivered by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) if to Landlord at Broad and Noble Associates, Inc., 401 North Broad Street, Philadelphia, Pennsylvania 19108, with copy to Broad and Noble Associates, Inc., c/o The Stillman Group, 670 White Plains Road, Scarsdale, New York 10583, and (ii) if to Tenant, at US WATS, 9th Floor, 401 North Broad Street, Philadelphia, Pennsylvania 19108, unless notice of a change of address is given pursuant to the provisions of this article. If any notice sent by certified or registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.
   (g) Governing Law. This Lease shall be construed and enforced in accordance with the laws of the city of Philadelphia and State of Pennsylvania. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the premises, Tenant will obtain such permit at Tenant's own expense.
   (h) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
   (i) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.
   (j) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assign. Landlord may freely and fully assign its interest hereunder.
   (k) Captions. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.
   (1) Entire Agreement. This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.



ATTEST:

TENANT:

By: /s/ [ILLEGIBLE]^^
   --------------------------------

     The undersigned Broker hereby executes this Lease solely to agree to the provisions of Paragraph 22(e) hereof.

___________________________________

BROKER:

By: /s/ [ILLEGIBLE]^^
   --------------------------------

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES        AND
US WATS          DATED March 17, 1997


ELECTRIC CURRENT 23. (a) In additional to all rent and other charges provided for in this lease, Tenant shall pay Landlord for all electrical power being consumed by Tenant at the demised premises. The cost to Tenant of all such electric current shall be calculated at rates which would be applicable if Tenant were a direct customer of the utility company which supplies electric current to the building, without regard to any other electric current used in the building, as such rates may from time to tome be increased decreased by such utility company.

     (b) The electric current consumed by Tenant at the demised premises shall be determined as follows: (i) If a meter for the demised premises shall exist or if Landlord shall at any time elect to install the same, the electric current consumed by Tenant at the demised premises shall be measured by such meter. Any installation by Landlord of such a meter shall be performed at the expense of Tenant. (c) Payment of all amounts due hereunder from Tenant to Landlord for electric current, other than such amounts which are determined by metering, shall be made monthly in advance together with the rent due under this Lease. Payment of all amounts due hereunder from Tenant for electric current which are determined by metering shall be made by Tenant within ten (10) days of the date of each bill submitted by Landlord to Tenant therefor. Landlord shall bill Tenant for all such amounts determined by meters not more often than monthly.

     (d) If, and only if, the Premises are not metered, Tenant agrees that landlord's electrical consultant shall have the right from time to time, during regular business hours of the day, to enter the demised premises and to examine, review and inspect the electrical appliances, equipment, fixtures, machinery and facilities therein and to prepare a survey, or a new revised survey, of Tenant's electric current usage. If Tenant disputes Tenant's electric current usage as determined by Landlord's electrical consultant, Tenant, within thirty (30) days of being informed of the same (and time shall be of the essence), shall notify Landlord of such dispute. Until the determination of such dispute pursuant to the procedure set forth below, Tenant shall pay for usage of electric current on the basis of such usage as determined by Landlord's electrical consultant. In the event of any such dispute, an electrical consultant selected and paid by Tenant shall consult with Landlord's electrical consultant as to Tenant's electric current usage; if they shall both agree upon the same (after a further survey if necessary of Tenant's electrical appliances, equipment, fixtures, and machinery) their said agreement shall be binding upon the parties. If Landlord's and Tenant's consultants cannot so agree they shall jointly select a third duly qualified electrical consultant who shall determine the matter and whose decision shall be binding on both parties. Any charges of such third consultant shall be borne equally by both parties. When the amount of Tenant's electric current usage is finally so determined, Tenant shall, upon request of Landlord, execute an agreement with Landlord confirming such amount as basis upon which Landlord shall charge Tenant for electric current used by Tenant in the demised premises until a further such survey shall be prepared and agreed to. Tenant's failure to execute any such agreement shall not, however, release or affect Tenant's obligation to pay for electric current in accordance with the amount of Tenant's electric current usage as determined hereunder.

     (e) Landlord shall furnish electrical power to Tenant through the electric distribution system existing in the building and the demised premises as of the date of this Lease. Tenant agrees that Tenant's use of electrical current will at no time exceed the capacity of such electric distribution system. Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, appliances, equipment or machinery (other than lamps, typewriters, and other usual small appliances having electric current requirements similar to electric typewriters) or make any alteration or addition to such electric distribution system. In the event that, at any time during the term of this Lease, Tenant desires to connect or install any additional electric fixtures, equipment, appliances or machinery to the electric distribution system and such fixtures, equipment, appliances or machinery will increase Tenant's electric current usage to an amount which exceeds the appliances or machinery Tenant desires to install) and (ii) require Tenant to agree in writing to pay for electric current subsequent to the installation of such survey.

     (f) Tenant shall provide and install, at Tenant's sole cost and expense, all lamps, tubes, bulbs, starters, ballasts, transformers and like items used or required in the demised premises.

     (g) Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the quality or character of electric service furnished to the demised premises is changed, or if such service is no longer available or suitable for Tenant's requirements, or if the supply of electric current ceases or is interrupted or reduced as a result of any cause other than Landlord's negligence or willful default. At any time during the term hereof, Landlord may upon thirty (30) days prior written notice to Tenant discontinue furnishing electric current to the demised premises without thereby affecting this lease in any manner or otherwise incurring any liability to Tenant and Landlord shall in such case no longer be obligated to furnish electric current to the demised premises. If Landlord shall give Tenant notice of such intention to cease furnishing electric current to the demised premises Tenant may contract for and receive such electric current directly from the utility company then serving the building, and if Tenant does so, Landlord shall permit Tenant, at Tenant's sole cost, to use the portion of Landlord's electrical distribution system then serving the demised premises to bring electric current to the demised premises to the extent that such portion of such system is available, suitable and may be safely so used, consistent with concurrent and anticipated future use of the same, by Landlord and other tenants in the building; provided however, that Tenant, at Tenant's cost and expense, shall furnish and install at such location in the building as Landlord shall designate, and maintain and keep in repair, any necessary metering equipment used in connection with measuring Tenant's consumption of electric current so supplied directly to Tenant by such utility company and any necessary additional panel board, feeders, risers, wiring and other conductors and equipment which may be required to enable Tenant to obtain such electric current.

24. It is understood and agreed that Landlord may relocate Tenant to comparable space within the Building, at any time during the term of this Lease by furnishing thirty (30) days written notice of such intention. it is further agreed that Tenant, upon receiving notice, may elect to vacate within the thirty
(30) day period, at which time this Lease, provided Tenant is not in default of any of the Lease covenants, shall be considered terminated.

25. (a) In the case of any default, Tenant hereby empowers any Prothonotary, Clerk of Court or attorney of any Court of Record to appear for Tenant in any and all actions which may be brought for rent and/or the charges, payments, costs and expenses reserved as rent, or agreed to be paid by the Tenant and/or to sign for Tenant an agreement for entering in any competent Court an amicable action or actions for the recovery of rent or other charges, payments, costs and expenses, and in said suits or in said amicable action or actions to confess judgment against Tenant for all or any part of the rent specified in this Lease and then unpaid and/or other charges, payments, costs and expenses reserved as rent or agreed to be paid by Tenant, and for interest and costs, together with an attorney's commission of 5%. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of said rent and/or other charges, payments, costs and expenses reserved as rent shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the Term.

     (b) When this Lease shall be terminated or when and as soon as the Term shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any competent Court an amicable action and judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Demised Premises, for which this Lease shall be his sufficient warrant, whereupon, if Landlord so desires, a writ of Execution or of Possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be terminated and the possession of the Demised Premises.

26. Notwithstanding any provision contained in this Lease to the contrary, Tenant shall have the right, at its own cost and expense, to install in or on the Premises such machinery, equipment and trade fixtures, including the installation on the roof of the Building of such supporting towers, antenna(s) and/or satellite dish(es) as may be required for the proper conduct of Tenant's business.

     In addition, Landlord hereby grants to Tenant, at no additional cost, the right to install such equipment, conduits, fiber optic and other cables and materials (the "Connecting Equipment") in the existing shafts, ducts, conduits, chases, utility closets and other facilities of the Building (the "Conduits") and along, under or through the roof of the Building as is necessary or desirable to connect the supporting towers, antenna(s) and/or satellite dish(es) to be installed by Tenant on the roof of the Building to Tenant's equipment in the Premises, and further, the right to run the Connecting Equipment through the basement of the Building and over, on, under or through the Land/Property (using any easements adjacent to the Land/Property) in order to connect Tenant's equipment in the Premises to Tenant's communications network and /or to the local telephone company. Landlord further grants to Tenant a right of access at all times to the areas where such Connecting Equipment is located for the purpose of maintaining, repairing, testing and replacing the same and the right of access to any other Conduits in the Building and the right to install such additional Connecting Equipment as may be required for the proper conduct of Tenant's business.

     Tenant shall also have the right, at no additional cost, to use and shall have access to such Conduits, in order to connect the Premises to the offices of other tenants in the Building in order to provide communication services to such tenants. Landlord's approval of any contractor Tenant may engage in connection with such alterations and additions shall not be unreasonable withheld or delayed.

     In the event the equipment of any future tenant or user of the roof of the Building causes interference to Tenant's antenna or equipment, Landlord shall require such tenant or user to cease transmission until such interference can be eliminated. In the event such interference cannot be eliminated, Landlord shall require such tenant or user to promptly remove its equipment from the Building and cease transmission.

     The rights granted in this paragraph are, in no way, to be considered exclusive.

27. If during the term of this Lease Landlord shall receive a bona fide offer acceptable to it for the lease of any available contiguous space, and provided Tenant is not in default hereunder, Tenant shall have the right to lease the same upon the terms and conditions as are contained in the said offer, such right to be exercised in the manner provided for herein. Landlord shall notify Tenant in writing of the receipt of such offer and the terms thereof, and within three (3) business days after the receipt of such notice (such time to be of the essence) Tenant shall, if it desires to lease the premises to be leased, deliver to Landlord Tenant's written agreement legally binding Tenant to make such lease on such terms, and shall further deliver to Landlord, in cash, the payment on account of the lease in the amount specified in such offer. Tenant's failure to make and deliver such agreement and payment within such three (3) days shall result in the termination of this Right of First Offer. This Right of First Offer shall also apply to any subsequent releasing of said space.

28. Provided Tenant is not in default hereunder, Tenant shall have the right to terminate this Lease, having given six (6) months written notice of such intention, after the seventh anniversary of the Commencement Date of this Lease. Tenant will pay a termination fee of thirty-seven thousand five hundred and 00/100 dollars ($37,500.00).

29. RIDER TO PARAGRAPH 10. LANDLORD ENTRY. Notwithstanding any provision contained in this Lease to the contrary, Landlord further agrees that entries on or through the Premises by Landlord pursuant to the terms of this Lease shall be accomplished at such times an in such manner and upon 24 hours notice, except in the event of an emergency, so as to minimize, to the extent practicable under the circumstances, interference with Tenant's business or use of the Premises or inconvenience to Tenant. Landlord further agrees, except in the event of an emergency, not to enter upon or permit entrance to that portion of the Premises in which Tenant's machinery and equipment is located except in the presence of an employee of Tenant.

30. RIDER TO PARAGRAPH 13 (c). LEGAL FEES. Notwithstanding any provision contained in this Lease to the contrary, in any action which may be brought to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to recover from the other reasonable attorney's fees in addition to its costs and necessary disbursements.

                                   EXHIBIT B

                         WORK AGREEMENT AND ALLOWANCES


Reference is made to a certain Agreement of Lease dated March 17, 1997 (the "Lease") to which this Work Agreement and Allowances is attached. Definition of terms are set forth in the Lease.

   Landlord will present the premises to Tenant, demised and broom swept. Tenant accepts the premises in as-is condition.



Initials of:

/s/ [ILLEGIBLE]^^
-------------------------
Landlord


/s/ [ILLEGIBLE]^^
-------------------------
Tenant

                                   EXHIBIT C

                             RULES AND REGULATIONS


Reference is made to a certain Agreement of Lease dated _____________, 19___, (the "Lease") to which these rules and regulations are attached. Definition of terms are set forth in the Lease.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be sufficient cause for termination of the Lease, at the option of Landlord.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord,
(iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant's failure to comply with any such rule or regulation.

  1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises and if the premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant's own expense, keep the sidewalks and curb directly in front of premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

  2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

  3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

  4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

  5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the premises.

  6. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking (except for hot-plate cooking by Tenant's employees for their own consumption, the location and equipment of which is first approved by Landlord) shall be done or permitted by any tenant on the premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the premises.

     7. No tenant shall make any unseemingly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     8. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the premises.

     9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

    10. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

    11. No tenant shall pay any employees on the premises, except those actually working for such tenant on the premises.

    12. Landlord reserves the right to exclude from the Building at all times any person, who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

    13. The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

    14. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

    15. Landlord's employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

    16. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

    17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant's to the Building.

  21. The amount of liability insurance required to be maintained by Tenant pursuant to 11(b) of the Lease is $500,000 for injury to one (1) person and $2 million for injury to a number of persons in a single occurrence and $100,000 for damage to property. Landlord may, from time to time require Tenant to increase its insurance coverage to an amount determined by Landlord to be satisfactory in Landlord's sole but reasonable judgment. All such insurance policies shall contain waiver of subrogation clauses.





Initials of:

/s/ [ILLEGIBLE]^^
-------------------------
Landlord



/s/ [ILLEGIBLE]^^
-------------------------
Tenant

                                  EXHIBIT "A"


                              [NINTH FLOOR PLAN]